UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010 (January 7, 2010)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois		60026-8039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Effective January 7, 2010, the certificate of incorporation of Mead Johnson Nutrition Company, a Delaware corporation (“MJN”), was amended and restated pursuant to the Second Amended and Restated Certificate of Incorporation of MJN (the “Second Amended and Restated Certificate of Incorporation”). The Second Amended and Restated Certificate of Incorporation effects the following changes, among others:

(1)	eliminates all references to MJN’s class B common stock and related provisions and reclassifies MJN’s class A common stock as common stock;

(2)	makes Section 203 of the Delaware General Corporation Law applicable to MJN;

(3)	clarifies that members of MJN’s board of directors can be removed by MJN’s stockholders with or without cause;

(4)	conforms the exculpatory provisions of MJN’s certificate of incorporation to Section 102(b)(7) of the Delaware General Corporation Law;

(5)	limits mandatory indemnification to directors and officers and makes indemnification of employees and agents permissive; and

(6)	eliminates obsolete references to Bristol-Myers Squibb Company, a Delaware corporation, MJN’s former majority stockholder.

The foregoing is a summary only of certain of the amended provisions of the Second Amended and Restated Certificate of Incorporation and is qualified in its entirety by the Second Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to Item 3.03 and the summary of the amended provisions of the Second Amended and Restated Certificate of Incorporation, which is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Mead Johnson Nutrition Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010

MEAD JOHNSON NUTRITION COMPANY

By:	/S/ STANLEY BURHANS
Stanley Burhans
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Mead Johnson Nutrition Company.